EXHIBIT 10.2

FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT

This FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT (“Amendment”) is made on September 5, 2007 between CMD REALTY INVESTMENT FUND IV, L.P., an Illinois limited partnership (“Seller”), and HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, dba Behringer Harvard Funds (“Purchaser”).

A.                                   Seller and Purchaser entered into that certain Real Estate Sale Agreement, dated August 15, 2007, regarding the sale and purchase of the office buildings and related improvements commonly known as “Northpoint Central”, “2603 Augusta” and “Regency Center” located in Houston, Texas (“Original Sale Agreement”).

B.                                     Seller and Purchaser desire to amend the Original Sale Agreement as hereinafter provided.

Seller and Purchaser agree as follows:

1.                                       Defined Terms.  All of the terms used in this Amendment have the same meanings set forth for such terms in the Original Sale Agreement, except to the extent expressly provided otherwise in this Amendment.  The term “Sale Agreement” means the Original Sale Agreement, as amended by this Amendment and as hereafter further amended from time to time.

2.                                       Estoppel Condition Date.  Notwithstanding anything to the contrary contained in the Original Sale Agreement, the Estoppel Condition Date shall be September 6, 2007.  The right of Purchaser to terminate the Sale Agreement pursuant to Section 7(a) and 7(d) remains unmodified and shall be exercised (if at all) on or before 5:00 p.m. on the Estoppel Condition Date.  The Extension Right described in Section 7(c) remains unmodified and shall be exercised by either Seller or Purchaser (if at all) on or before 5:00 p.m. on the Estoppel Condition Date.

3.                                       Closing Date.  Notwithstanding anything to the contrary contained in the Original Sale Agreement, the Closing Date shall be September 13, 2007

4.                                       Full Force and Effect.  Except to the extent expressly provided otherwise in this Amendment, all of the terms and conditions set forth in the Original Sale Agreement shall remain in full force and effect.

5.                                       Counterparts; Facsimile; E-Mail.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  For purposes of this Amendment, any signature transmitted by facsimile or e-mail (in pdf format) shall be considered to have the same legal and binding effect as any original signature.

[signature page to First Amendment to Real Estate Sale Agreement]

PURCHASER:

HARVARD PROPERTY TRUST, LLC,
a California corporation, dba Behringer Harvard
Funds

By:	/s/ Gary Bresky
Printed Name:		Gary Bresky
Its:		Treasurer

SELLER:

CMD REALTY INVESTMENT FUND IV,
L.P., an Illinois limited partnership

By:	CMD/FUND IV GP INVESTMENTS,
L.P., an Illinois limited partnership, its
general partner

	By:	CMD REIM IV, INC., an Illinois
corporation, its general partner

		By:	/s/ Sarah A. Richardson
		Printed Name:	Sarah A. Richardson
		Its:	Vice President